EXHIBIT T3F


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                          PRIMEDEX HEALTH SYSTEMS, INC.

                                       AND

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                     TRUSTEE

                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF OCTOBER , 2003

           11.5% SERIES A CONVERTIBLE SUBORDINATED DEBENTURES DUE 2008

                               -----------------

                              CROSS REFERENCE SHEET

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         TIA                                                  Indenture
         Section                                                Section
         ------------------                              ---------------
           310   (a) (1)                                           7.10
                 (a) (2)                                          12.09
                 (a) (3)                                           N.A.
                 (a) (4)                                           N.A.
                 (a) (5)                                           7.10
                 (b)                                               7.10
                 (c)                                               N.A.
           311   (a)                                               7.11
                 (b)                                               7.11
                 (c)                                               N.A.
           312   (a)                                               2.05
                 (b)                                              12.02
                 (c)                                              12.02
           313   (a)                                               7.06
                 (b) (1)                                           N.A.
                 (b) (2)                                           7.06
                 (c)                                               7.06
                 (d)                                               7.06
           314   (a)                                         4.02; 4.03
                 (b)                                               N.A.
                 (c) (1)                                   12.03; 12.04
                 (c) (2)                                   12.03; 12.04
                 (c) (3)                                           N.A.




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         TIA                                                  Indenture
         Section                                                Section
         ------------------                              ---------------
           314   (d)                                               N.A.
                 (e)                                       12.03; 12.04
                 (f)                                               N.A.
           315   (a)                                         7.01; 7.02
                 (b)                                               7.05
                 (c)                                               7.01
                 (d)                                               7.01
                 (e)                                               6.11
           316   (a)                                               6.05
                 (b)                                               6.07
                 (c)                                               N.A.
           317   (a) (1)                                           6.03
                 (a) (2)                                           6.03
                 (b)                                               2.04
           318   (a)                                              12.11


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         N.A. means Not Applicable or Not Required